POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each of, Brad Owens and Shannon Cartales, or either of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as an officer, director or stockholder of Zillow Group, Inc. (the "Company"), to:
1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID (including any amendments thereto), and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
2. Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933
("Rule 144"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms
144 (all such forms, schedules and other documents being referred to herein as "SEC Filings");
3. Submit and file SEC Filings with the SEC utilizing the EDGAR system;
4. File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded;
5. Act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard;
(iv) act as the EDGAR point of contact with respect to the undersigned's
EDGAR account; and (v) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;
6. Cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account;
7. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and
8. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact's discretion.
The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Rule 144, or Section 13 and
Section 16 of the Exchange Act.
The undersigned agrees that each Attorney-in-Fact herein may rely on information furnished orally or in writing by the undersigned without independent verification of such information. The undersigned also agrees to indemnify and hold harmless the Company and each Attorney-in-Fact against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or omission of a necessary fact in the information provided by the undersigned to such Attorney-in-Fact for purposes of executing, acknowledging, delivering or filing any SEC Filing, and agrees to reimburse the Company and such Attorney-in-Fact for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact or (b) superseded by a new power of attorney regarding the subject matter hereof dated as of a later date. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter hereof.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 10, 2026.

Signature: /s/ Cassandra Knight
Print Name: Cassandra Knight